UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2011 Named Executive Officer Compensation.

At its meeting held on October 12, 2010, the Compensation Committee approved fiscal year 2011 annual compensation packages for the Company’s principal executive officer (“PEO”), principal financial officer (“PFO”) and the three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers of the Company at the end of the Company’s fiscal year ended August 28, 2010 (collectively, “named executive officers”), as follows:

Name	Base Salary (1)	Target Cash Bonus Award (% of base compensation) (2)	Stock Options (2)	Target Performance Share Grants (Fiscal 2011 -2013 Performance Period) (2)
Howard R. Levine, Chairman of the Board and Chief Executive Officer (PEO)	$1,035,000	100%	103,650	31,142

R. James Kelly, President and Chief Operating Officer	$731,000	75%	75,460	22,671

Charles S. Gibson, Jr., Executive Vice President – Supply Chain	$417,000	55%	16,585	4,983

Dorlisa K. Flur, Executive Vice President – Chief Merchandising Officer	$425,000	55%	18,245	5,481

Kenneth T. Smith, Senior Vice President – Chief Financial Officer (PFO)	$310,500	40%	8,295	2,492

(1)	Increases to base salaries effective retroactive to August 29, 2010.
(2)	Pursuant to the Company’s 2006 Incentive Plan.

The foregoing does not constitute a complete summary of the compensation terms of the named executive officers and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to each named executive officer: (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2009); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 16, 2009); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive

Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 16, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: October 15, 2010	By:	/s/ James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary